                                             EXHIBIT 99.1 - FINANCIAL STATEMENTS
                                                            OF BUSINESS ACQUIRED

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Intrepa, L.L.C. and Subsidiary:

         We have audited the accompanying consolidated balance sheet of INTREPA, L.L.C. AND SUBSIDIARY as of September 30, 2000 and the related consolidated statements of operations, members' capital, and cash flows for the nine months ended September 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Intrepa, L.L.C. and subsidiary as of September 30, 2000 and the results of their operations and their cash flows for the nine months ended September 30, 2000 in conformity with accounting principles generally accepted in the United States.

                                    ARTHUR ANDERSEN LLP

Atlanta, Georgia
December 15, 2000

                         INTREPA, L.L.C. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET

                                                                           SEPTEMBER 30,
                                                                               2000
                                                                           -------------

ASSETS
Current assets:
     Cash and cash equivalents .......................................     $    786,225
     Accounts receivable, net of a $150,000 allowance for doubtful
          accounts ...................................................        2,204,154
     Other current assets ............................................          123,383
                                                                           ------------
          Total current assets .......................................        3,113,762
                                                                           ------------
Property and equipment:
     Property and equipment ..........................................        1,061,494
          Less accumulated depreciation ..............................         (202,379)
                                                                           ------------
     Property and equipment, net .....................................          859,115
                                                                           ------------
Intangible assets, net of accumulated amortization of $594,264 .......        2,377,070
Other assets .........................................................            4,529
                                                                           ------------
          Total assets ...............................................     $  6,354,476
                                                                           ============

LIABILITIES AND MEMBERS' CAPITAL
Current liabilities:
     Accounts payable ................................................     $    303,321
     Accrued compensation and benefits ...............................        1,135,346
     Accrued liabilities .............................................          578,150
     Deferred revenue ................................................        2,301,435
     Note payable, current ...........................................          666,668
                                                                           ------------
          Total current liabilities ..................................        4,984,920
                                                                           ------------

Note payable .........................................................        1,333,332
Withheld employee investments ........................................          205,465

Members' capital:
     Members' capital ................................................        3,512,000
     Accumulated deficit .............................................       (3,681,241)
                                                                           ------------
          Total members' capital .....................................         (169,241)
                                                                           ------------
          Total liabilities and members' capital .....................     $  6,354,476
                                                                           ============

              The accompanying notes are an integral part of this
                          consolidated balance sheet.

                         INTREPA, L.L.C. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                   FOR THE NINE MONTHS ENDED
                                                       SEPTEMBER 30, 2000
                                                   -------------------------

Revenue:
     Software license .......................             $  2,023,187
     Services ...............................                4,817,848
     Hardware ...............................                  246,582
                                                          ------------
          Total revenue .....................                7,087,617
                                                          ------------
Cost of revenue:
     Software license .......................                  445,698
     Services ...............................                1,750,204
                                                          ------------
          Total cost of revenue .............                2,195,902
                                                          ------------
Gross margin ................................                4,891,715
                                                          ------------
Operating expenses:
     Research and development ...............                2,270,337
     Sales and marketing ....................                3,244,100
     General and administrative .............                2,512,565
                                                          ------------
          Total operating expenses ..........                8,027,002
                                                          ------------
Loss from operations ........................               (3,135,287)
Other expense, net ..........................                  (63,031)
                                                          ------------
Net loss ....................................             $ (3,198,318)
                                                          ============

              The accompanying notes are an integral part of this
                            consolidated statement.

                         INTREPA, L.L.C. AND SUBSIDIARY
                   CONSOLIDATED STATEMENT OF MEMBERS' CAPITAL

                                                 MEMBERS' CAPITAL
                                             -------------------------     ACCUMULATED
                                              SHARES         AMOUNT          DEFICIT           TOTAL
                                             --------     ------------     ------------     ------------

Balance, January 1, 2000 ...............      300,000     $  2,505,000     $   (482,923)    $  2,022,077
  Members' capital contributions .......      105,700        1,057,000               --        1,057,000
  Distribution .........................           --          (50,000)              --          (50,000)
  Net loss .............................           --               --       (3,198,318)      (3,198,318)
                                             --------     ------------     ------------     ------------
Balance, September 30, 2000 ............      405,700     $  3,512,000     $ (3,681,241)    $   (169,241)
                                             ========     ============     ============     ============

              The accompanying notes are an integral part of this
                            consolidated statement.

                         INTREPA, L.L.C. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                            FOR THE NINE MONTHS ENDED
                                                                                SEPTEMBER 30, 2000
                                                                            -------------------------
Cash flows from operating activities:
     Net loss ........................................................             $ (3,198,318)
     Adjustments to reconcile net loss
       to net cash used in operating activities:
       Depreciation and amortization .................................                  617,646
       Changes in operating assets and liabilities:
         Accounts receivable, net ....................................               (1,286,551)
         Other assets ................................................                  (58,091)
         Accounts payable ............................................                  111,757
         Accrued liabilities .........................................                1,199,101
         Deferred revenue ............................................                  505,005
                                                                                   ------------
Net cash used in operating activities ................................               (2,109,451)
                                                                                   ------------

Cash flows from investing activities:
     Purchases of property and equipment .............................                 (434,611)
                                                                                   ------------
Net cash used in investing activities ................................                 (434,611)
                                                                                   ------------

Cash flows from financing activities:
     Withheld employee investments ...................................                  187,623
     Members' capital contributions, net .............................                1,007,000
                                                                                   ------------
Net cash provided by financing activities ............................                1,194,623
                                                                                   ------------

Decrease in cash and cash equivalents ................................               (1,349,439)
Cash and cash equivalents, beginning of year .........................                2,135,664
                                                                                   ------------
Cash and cash equivalents, end of year ...............................             $    786,225
                                                                                   ============

              The accompanying notes are an integral part of this
                            consolidated statement.

                         INTREPA, L.L.C. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BACKGROUND

         Intrepa, L.L.C. (the "Company") was formed to acquire the business of developing, selling, and licensing LogisticsPRO software from CIBER, Inc. ("CIBER"). The Company has a wholly owned subsidiary, Intrepa Employment Company, which leases employees to Intrepa, L.L.C. on an exclusive basis.

         On September 30, 1999, the Company acquired the assets and assumed certain liabilities of CIBER for a purchase price of $2,000,000. Assets acquired and liabilities assumed were recorded at the estimated fair market value. The purchase price was in the form of a promissory note, which bears interest at 8% and is initially secured by a pledge of 60,000 shares of CIBER common stock owned by certain members of the Company, with such shares to be released as the promissory note is paid. At the time of the acquisition, the Company agreed to pay CIBER royalty payments in the amount of 5% of the Company's total revenues from software license fees for a period of five years to a maximum of $3,500,000. For the nine months ended September 30, 2000, the Company expensed $130,681 for this agreement.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

         The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash or cash equivalents.

Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

         The carrying values of cash, accounts receivable, accounts payable, and other financial instruments included in the accompanying balance sheets approximate their fair values principally due to the short-term maturities of these instruments.

Principles of Consolidation

         The accompanying consolidated financial statements include the accounts of Intrepa, L.L.C. and its subsidiary, Intrepa Employment Company. All material intercompany transactions have been eliminated.

Concentration of Credit Risk

         Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. Collateral or deposits generally are not required from customers who demonstrate a positive credit record and sound financial condition. The Company maintains allowances for potential credit losses.

                         INTREPA, L.L.C. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         During the nine months ended September 30, 2000, two customers accounted for 18% and 12%, respectively, of the Company's total revenue. At September 30, these two customers had outstanding receivables representing 16% and 6%, respectively, of total outstanding receivables

Risks Associated with Single Product Line and Technological Advances

         The Company currently derives substantially all its revenues from sales of its LogisticsPRO software and related services and hardware. Any factor adversely affecting the market for distribution center management systems could have an adverse effect on the Company's business, financial condition, and results of operations.

         The market for distribution center management systems is subject to rapid technological change, changing customer needs, frequent new product introductions, and evolving industry standards that may render existing products and services obsolete. As a result, the Company's position in this market could be eroded rapidly by unforeseen changes in customer requirements for application features, functions, and technologies. The Company's growth and future operating results will depend, in part, upon its ability to enhance existing applications and develop and introduce new applications that meet changing customer requirements, that respond to competitive products and that achieve market acceptance.

Revenue Recognition

         The Company's revenue consists of revenues from the licensing of software; fees and commissions from consulting, implementation and training services (collectively, "professional services"), plus customer support services and software upgrades; and commissions from sales of complementary radio frequency and computer equipment.

         The Company follows Statement of Position No. 97-2, "Software Revenue Recognition" ("SOP 97-2"), as amended by Statement of Position No. 98-9, "Software Revenue Recognition, With Respect to Certain Transactions" ("SOP 98-9"). Under SOP 97-2, the Company recognizes software license revenue when the following criteria are met: (1) a signed contract is obtained; (2) shipment of the product has occurred; (3) the license fee is fixed and determinable; (4) collectibility is probable; and (5) remaining obligations under the license agreement are insignificant. SOP 98-9 requires recognition of revenue using the "residual method" when (1) there is vendor-specific objective evidence of the fair values of all undelivered elements in a multiple-element arrangement that is not accounted for using long-term contract accounting; (2) vendor-specific objective evidence of fair value does not exist for one or more of the delivered elements in the arrangement; and (3) all revenue-recognition criteria in SOP 97-2 other than the requirement for vendor-specific objective evidence of the fair value of each delivered element of the arrangement are satisfied. SOP 98-9 was effective for transactions entered into after March 15, 1999, and the Company adopted the residual method for such arrangements at that time. For those contracts that contain significant future obligations, license revenue is recognized under the percentage of completion method.

         The Company's services revenue consists of fees and commissions generated from professional services, training and customer support and software upgrades related to the Company's software products. Professional services are typically contracted for under separate service agreements. Revenue related to professional services performed by the Company is generally billed on an hourly basis and revenue is recognized as the services are performed. Revenue related to training is generally billed in advance based on a fixed price for established classes and recognized when the training is provided. The Company receives commissions for professional services performed by CIBER under a non-exclusive agreement. Revenue related to customer support and software upgrades are generally paid in advance and recognized ratably over the term of the agreement, typically 12 months.

                         INTREPA, L.L.C. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Hardware revenue represents commissions earned on sales of hardware made by CIBER to Intrepa customers. Under an agreement with CIBER, the Company is eligible to receive 40% of the gross margin earned by CIBER for sales of hardware related to the LogisticsPRO product.

Deferred Revenue

         Deferred revenue represents amounts collected prior to complete performance of customer support and software upgrade services and significant obligations under license agreements.

Returns and Allowances

         The Company provides for the costs of returns and product warranty claims at the time of sale. The Company has not experienced significant returns or warranty claims to date and, as a result, has not recorded a provision for the cost of returns and product warranty claims at September 30, 2000.

Property and Equipment

         Property and equipment consists of office and computer equipment, furniture and software. The Company depreciates the cost of office and computer equipment, furniture and software on a straight-line basis over their estimated useful lives (three to five years for office and computer equipment, five years for furniture, three years for software). Depreciation expense for property and equipment for the nine months ended September 30, 2000 was $171,948.

         Property and equipment, at cost, consist of the following:

                                       SEPTEMBER 30,
                                            2000
                                       -------------

Office and computer equipment .....     $    579,317
Furniture .........................          248,909
Software ..........................          233,268
                                        ------------
                                           1,061,494
Less accumulated depreciation......         (202,379)
                                        ------------
                                        $    859,115
                                        ============

                         INTREPA, L.L.C. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Intangible Assets

         Intangible assets represent the purchase price consideration above the fair value of the net assets acquired from CIBER. Management has specifically identified the excess value to be purchased technology in the form of the acquired LogisticsPRO software. Intangible assets are being amortized on a straight-line basis over five years. Total amortization expense was $445,698 for the nine months ended September 30, 2000.

Income Taxes

         The Company is a limited liability company. Accordingly, this consolidated balance sheet and statement of operations does not include a provision for corporate income taxes. The members are taxed on their proportionate shares of the Company's taxable income or deduct their proportionate shares of the Company's taxable loss.

Capitalized Software Development Costs

         Research and development expenses are charged to expense as incurred. Computer software development costs are charged to research and development expense until technological feasibility is established, after which remaining software production costs are capitalized in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed." The Company has defined technological feasibility as the point in time at which the Company has a detailed program design or a working model of the related product, depending on the type of development efforts. The Company concluded that the amount of development costs capitalizable under the provisions of SFAS No. 86 was not material to the financial statements for the nine months ended September 30, 2000. Accordingly, no computer software development costs were capitalized during the period.

Impairment of Long-Lived and Intangible Assets

         The Company periodically reviews the values assigned to long-lived assets, including property and intangible assets, to determine whether events and circumstances have occurred which indicate that the remaining estimated useful lives may warrant revision or that the remaining balances may not be recoverable. In such reviews, undiscounted cash flows associated with these assets are compared with their carrying value to determine if a write-down to fair value is required. Management believes the long-lived and intangible assets in the accompanying balance sheets are appropriately valued as of September 30, 2000.

Segment Information

         The Company operates in a single segment as defined by SFAS No. 131, "Disclosures about Segments of and Enterprise and Related Information," and does not have material operations in foreign locations.

                         INTREPA, L.L.C. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

         In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for all derivative instruments. SFAS No. 137 amended SFAS No. 133 to make it effective for fiscal years beginning after June 15, 2000. In addition, SFAS No. 138, issued in June 2000, amended SFAS No. 133 in respect to accounting of certain derivative instruments and hedging activities. One of the changes introduced by SFAS No. 133 is that it does permit, subject to meeting the appropriate designation and effectiveness tests, the hedging of anticipated transactions using forward foreign currency contracts. SFAS No. 133 and the related amendments in SFAS No. 137 and SFAS No. 138 are not expected to have a material impact on the Company's financial results.

2. NOTE PAYABLE

         In connection with its acquisition of the LogisticsPRO assets, the Company issued a promissory note to CIBER in the principal amount of $2,000,000. The interest rate on the note is 8%, and interest payments commenced on March 31, 2000. Principal is payable in equal quarterly installments of $166,667, commencing on December 31, 2000. If any amounts due on the note payable are not paid in full when due, then the interest rate on the unpaid portion of the note will be 12%. The promissory note is secured by a pledge of 60,000 shares of CIBER common stock owned by certain members. Future minimum principal payments at September 30, 2000, are as follows:

         Year Ended December 31,:
         -----------------------
         2000 ...................     $   166,667
         2001 ...................         666,668
         2002 ...................         666,668
         2003 ...................         499,997
                                      -----------
            Total ...............     $ 2,000,000
                                      ===========

3. COMMITMENTS AND CONTINGENCIES

LEASES

         Rents charged to expense were approximately $247,159 for the nine months ended September 30, 2000. Aggregate future minimum lease payments under the capital lease and noncancellable operating leases as of September 30, 2000 are as follows (in thousands):

                                         OPERATING
         Year Ended December 31,:          LEASES
         -----------------------         ----------

         2000 ......................     $   90,294
         2001 ......................        316,152
         2002 ......................         91,032
         2003 ......................         75,860
                                         ----------
             Total .................     $  573,338
                                         ==========

                         INTREPA, L.L.C. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000

3. COMMITMENTS AND CONTINGENCIES (CONTINUED)

LEGAL MATTERS

         Many of the Company's installations involve products that are critical to the operations of its clients' businesses. Any failure in a Company product could result in a claim for substantial damages against the Company, regardless of the Company's responsibility for such failure. Although the Company attempts to limit contractually its liability for damages arising from product failures or negligent acts or omissions, there can be no assurance the limitations of liability set forth in its contracts will be enforceable in all instances.

4. MEMBERS' CAPITAL

         In October 1999, the Company established the Intrepa, L.L.C. 1999 Restricted Unit Purchase Plan (the "Plan"). The Plan provides for the sale of units in the Company at $10.00 per unit in calendar year 2000 and January 2001 to employees and members of the Board of Advisors. The number of units that may be sold or awarded under this plan may not exceed 180,000 units over year 2000 and 2001. The plan expires on December 31, 2001.

         Under the Plan, each participant entered into a unit purchase agreement that provided for the initial purchase of units. The unit purchase agreement also provides for withholdings from employee paychecks amounts necessary to purchase the units in January 2001. Under these agreements, the Company issued 90,700 units during the nine months ended September 30, 2000. At September 30, 2000, the Company had commitments for the sale of 83,900 units at $10.00 per share in January 2001.

         On October 23, 2000, the Company issued the 83,900 units that were planned to be issued in January 2001. As a result of accelerating the planned purchase date, the Company will be required to record stock compensation expense in October 2000 of $4,301,553. The expense amount is based on the difference between the fair market value at the date of issuance and the $10.00 purchase price.

5. EMPLOYEE BENEFIT PLAN

         The Company sponsors the Intrepa, L.L.C. 401(k) Plan and Trust (the "401(k) Plan"), a qualified profit sharing plan with a 401(k) feature covering substantially all employees of the Company. Under the 401(k) Plan's deferred compensation arrangement, eligible employees who elect to participate in the 401(k) Plan may contribute up to 15% or $10,500 of eligible compensation, as defined, to the 401(k) Plan. The Company provides for a 50% matching contribution up to 6% of eligible compensation being contributed after the participant's first year of employment. During the nine months ended September 30, 2000, the Company made matching contributions to the 401(k) Plan of $120,668.

6. SUBSEQUENT EVENTS

         On October 24, 2000, the Company sold its assets and certain liabilities to Manhattan Associates, Inc. ("Manhattan"). The purchase price consisted of $13,000,000 in cash, $7,000,000 in a promissory note (the "Note") and common stock having a value of $10,000,000. The number of shares of Manhattan common stock to be issued is based upon the average closing price for the 20 days prior to the closing date ("Closing Date Average"). The agreement also provides for the immediate payment of the promissory note to CIBER of $2,000,000 (see Note 2) plus accrued interest up to $15,000 upon the closing of the agreement, which was paid on October 24, 2000.

                         INTREPA, L.L.C. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000

6. SUBSEQUENT EVENTS (CONTINUED)

         Unless prepaid at the option of Manhattan, the Note is payable in four equal installments of $1,750,000, to be paid every six months beginning on October 1, 2001 and concluding on April 1, 2003. The Note is subject to interest at a rate of 8% per year, which is due on the last day of each fiscal quarter of Manhattan for so long as principal remains outstanding under the Note.

         If the average closing price for the 20 days prior to January 1, 2001 ("January Average") is more than 20% lower than the Closing Date Average, Manhattan will issue additional shares of common stock equal to $2,000,000 using the January Average price less 25% of the shares originally issued. If the January Average price is more than 20% higher than the Closing Date Average, then the Company will return that number of shares of Manhattan common stock equal to 25% of the shares originally issued minus the number of shares with a $3,000,000 value using the January Average price.

         If the average closing price for the 20 days prior to April 1, 2001 ("April Average") is more than 20% lower than the Closing Date Average, Manhattan will issue additional shares of common stock equal to $2,000,000 using the April Average price less 25% of the shares originally issued. If the April Average price is more than 20% higher than the Closing Date Average, then the Company will return that number of shares of Manhattan common stock equal to 25% of the shares originally issued minus the number of shares with a $3,000,000 value using the April Average price.